UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONCONOVA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s 2021 Annual Meeting of Stockholders held on June 25, 2021 (the “Annual Meeting”). On May 28, 2021, Onconova filed a definitive proxy statement (the “Annual Meeting Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the Annual Meeting.

These definitive additional materials were first sent or made available to stockholders on or about May 28, 2021.

Certain Information Disclosed in the Current Report on Form 8-K the Company Filed with the SEC on July 16, 2021

On June 25, 2021, the Company called to order the Annual Meeting. At the Annual Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute quorum. The Company adjourned the Annual Meeting until July 16, 2021 at 11:00 a.m. Eastern Daylight Time (the “July 16th Reconvened Annual Meeting”).

On July 16, 2021, the Company called to order the July 16th Reconvened Annual Meeting. At the July 16th Reconvened Annual Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute quorum. The Company adjourned the July 16th Reconvened Annual Meeting until July 30, 2021 at 11:00 a.m. Eastern Daylight Time (the “Reconvened Annual Meeting”).

The Reconvened Annual Meeting will be held at the same virtual meeting location, www.virtualshareholdermeeting.com/ONTX2021. This will enable the Company’s stockholders of record as of the record date, which was May 28, 2021, additional time to consider and vote on the proposals, and enable the Company’s proxy solicitor, Alliance Advisors, LLC, more time to assist the Company with the solicitation of stockholder votes on the proposals.

At the Reconvened Annual Meeting, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Annual Meeting Proxy Statement. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Annual Meeting.